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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use in this registration statement of our report included herein and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

Atlanta, Georgia,
December 16, 1997.